Exhibit 99.1

2022 Fourth Quarter and Full Year Financial Results February 15, 2023 NYSE: CF

Safe harbor statement All statements in this presentation by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and management’s expectations with respect to the production of green and blue (low-carbon) ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this presentation. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the impact of global supply and demand on the Company’s selling prices; the global commodity nature of the Company’s nitrogen products, the conditions in the international market for nitrogen products, and the intense global competition from other producers; conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for agricultural products; the volatility of natural gas prices in North America and the United Kingdom; weather conditions and the impact of severe adverse weather events; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the Company’s reliance on a limited number of key facilities; risks associated with cyber security; acts of terrorism and regulations to combat terrorism; risks associated with international operations; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness and any additional indebtedness that may be incurred; the Company’s ability to maintain compliance with covenants under its revolving credit agreement and the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with changes in tax laws and disagreements with taxing authorities; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory restrictions and requirements related to greenhouse gas emissions; the development and growth of the market for green and blue (low-carbon) ammonia and the risks and uncertainties relating to the development and implementation of the Company’s green and blue ammonia projects; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; risks associated with the operation or management of the strategic venture with CHS (the “CHS Strategic Venture”), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS over the life of the supply agreement, and the risk that any challenges related to the CHS Strategic Venture will harm the Company’s other business relationships; and the impact of the novel coronavirus disease 2019 (COVID-19) pandemic on our business and operations. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s web site. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non-GAAP financial measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield, which are non-GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interest. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interests. Free cash flow to adjusted EBITDA conversion is defined as free cash flow divided by adjusted EBITDA. Free cash flow yield is defined as free cash flow divided by market value of equity (market cap). For full year 2022, the Company has also presented cash provided by operating activities, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield, in each case excluding certain tax and interest payments made to Canadian tax authorities in relation to an arbitration decision covering tax years 2006 through 2011 and to our transfer pricing positions between Canada and the United States for open years 2012 and after. The Company has presented these financial measures, as well as the financial measures free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield, because management uses these measures and believes they are useful to investors, as an indication of the strength of the Company and its ability to generate cash and to evaluate the Company’s cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

Record results driven by strong operational performance and wide energy spreads in 2022

- Returned $1.65 billion to shareholders through share repurchases and dividends
- $3 billion share repurchase program authorized by the Board through 2025
- Advanced our clean energy initiatives
  - Signed MOU with JERA Co., Inc. for long-term clean ammonia supply
  - Collaboration with ExxonMobil on landmark carbon capture and sequestration project
  - Progressed blue and green ammonia projects

Net earnings

$3.35 B	$917 M
FY 2022	FY 2021

Net earnings per diluted share

$16.38	$4.24
FY 2022	FY 2021

EBITDA[1]

$5.54 B	$2.17 B
FY 2022	FY 2021

Adjusted EBITDA[1]

$5.88 B	$2.74 B
FY 2022	FY 2021

2022 Cash from operations

$3.86 B

Excl. Canada/US tax matter[3]
$4.35 B

2022 Free cash flow[2]

$2.78 B

Excl. Canada/US tax matter[3]
$3.27 B

(1) See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures

(2) Represents cash provided by operating activities (cash from operations) less capital expenditures less distributions to noncontrolling interest; see appendix for reconciliation of free cash flow

(3) Excludes the impact of $491M of tax and interest payments related to a dispute between Canadian and U.S. tax authorities dating back to the early 2000s; the Company is filing amended tax returns in the U.S. seeking refunds of related taxes paid

CF 4

Financial results – fourth quarter and FY 2022

In millions, except percentages, per MMBtu and EPS	Q4 2022	Q4 2021	FY 2022	FY 2021
Net sales	$ 2,608	$ 2,540	$ 11,186	$ 6,538
Gross margin	1,256	1,155	5,861	2,387
- As a percentage of net sales	48.2%	45.5%	52.4%	36.5%
Net earnings attributable to common stockholders	$ 860	$ 705	$ 3,346	$ 917
Net earnings per diluted share	4.35	3.27	16.38	4.24
EBITDA(1)	1,246	1,188	5,542	2,172
Adjusted EBITDA(1)	1,296	1,258	5,880	2,743
Diluted weighted-average common shares outstanding	197.4	215.5	204.2	216.2
Cost of natural gas used for production in cost of sales(2) (per MMBtu)	$ 6.88	$ 6.00	$ 7.18	$ 4.21
Average daily market price of natural gas Henry Hub - Louisiana (per MMBtu)	5.55	4.74	6.38	3.82
Average daily market price of natural gas National Balancing Point - United Kingdom (per MMBtu)	19.53	29.96	24.56	15.50
Depreciation and amortization	198	238	850	888
Capital expenditures	134	132	453	514

(1) See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures

(2) Includes the cost of natural gas used for production and related transportation that is included in cost of sales during the period under the first-in, first-out inventory method. Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives. For the year ended December 31, 2021, excludes the $112 million gain on net settlement of certain natural gas contracts with suppliers due to Winter Storm Uri in February 2021

CF 5

Strong free cash flow metrics show undervalued equity

Free Cash Flow Yield[1]



19.6%[3]
Excl. Canada/US tax matter $491M
2018-2022 average yield
9.7%
8.9%
9.0%
14.7%
16.7%
2018
2019
2020
2021
2022

	2018	2019	2020	2021	2022
FCF/Adj EBITDA conversion[2] %	67%	57%	55%	79%	47%
					56%[3]

Attractive free cash flow yield and free cash flow to adjusted EBITDA conversion rate suggest undervalued equity, supporting robust share repurchase program

(1) *Represents annual free cash flow divided by market value of equity (market cap) as of December 31st of each year; see appendix for reconciliation of free cash flow to the most directly comparable GAAP measure and calculation of market cap*

(2) *Represents annual free cash flow divided by annual adjusted EBITDA; see appendix for reconciliations of free cash flow and adjusted EBITDA to the most directly comparable GAAP measures*

(3) *Excludes the impact of $491M of tax and interest payments related to a dispute between Canadian and U.S. tax authorities dating back to the early 2000s; the Company is filing amended tax returns in the U.S. seeking refunds of related taxes paid*

CF 6

7 2.6 6.0(1) 6.0 6.1 6.6(2) 6.6 7.0(3) 8.1(4) 8.1 8.2(5) 8.2 8.2 8.2 7.9(6) All N production numbers based on year end figures per 10-K filings. (1) Beginning in 2010 includes capacity from Terra Industries acquisition (2) Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests (3) Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara (4) Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal (5) Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF’s acquisition of publicly traded TNH units (6) Decrease in production capacity due to Ince plant closure (7) Share count based on end of year common shares outstanding; share count prior to 2015 based on 5-for-1 split-adjusted shares Production Capacity (M nutrient tons) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding CF Industries’ Nitrogen Volumes and Shares Outstanding as of Year-end Million Shares Outstanding (7) 2009 – 2022 Nitrogen per share CAGR: 10.8% 11 17 18 19 24 27 30 35 35 37 38 39 40 41 0 50 100 150 200 250 300 350 400 0 5 10 15 20 25 30 35 40 45 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Capacity growth coupled with share repurchases continue to drive nitrogen participation per share…

8 Annual Free Cash Flow (millions) CF Industries’ Free Cash Flow and Shares Outstanding as of Year-end Shares Outstanding (millions) 0 50 100 150 200 250 300 350 400 -$2,000 -$1,000 $0 $1,000 $2,000 $3,000 $4,000 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 …resulting in ~3x free cash flow participation since 2011 $682 1,194 2,079 2,376 1,467 1,409 1,204 617 1,631 1,497 1,505 1,231 2,873 3,855 (236) (258) (247) (524) (824) (1,809) (2,469) (2,211) (473) (422) (404) (309) (514) (453) (112) (117) (146) (232) (74) (46) (45) (119) (131) (139) (186) (174) (194) (619) $334 819 1,686 1,620 569 (446) (1,310) (1,713) 1,027 936 915 748 2,165 2,783 End of year shares 243 356 327 315 279 242 233 233 233 223 216 214 208 196 outstanding Cash from Operations Capital expenditures Distributions to noncontrolling interests Free Cash Flow (millions) Non-GAAP reconciliation: Cash from Operations to Free Cash Flow Canada/US tax matter $491M (2) (1) 2017 free cash flow includes a federal tax refund of $815M as a result of the claim to carry back the Company’s 2016 federal net operating loss to prior income tax years (2) 2022 free cash flow includes $491M of tax and interest payments related to a dispute between Canadian and U.S. tax authorities dating back to the early 2000s; the Company is filing amended tax returns in the U.S. seeking refunds of related taxes paid (1)

9 Low stocks-to-use ratios drive higher grain values; stocks expected to require two or more growing seasons to replenish (1) Crop futures prices represent Marketing Year (September – August) average daily settlement of the front month future contracts for 2010/11 through 2021/22; 2022/23F represents forward curve through August 2023 Source: USDA, CME, CF Global Coarse Grains Stocks-to-Use Ratio vs Corn Futures Prices(1) Percent $0 $1 $2 $3 $4 $5 $6 $7 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% World-ex China Crop Futures Price (RHS) USD per Bushel Global Oilseeds Stocks-to-Use Ratio vs Soybean Futures Prices Percent $0 $2 $4 $6 $8 $10 $12 $14 $16 0% 5% 10% 15% 20% 25% 30% World-ex China Crop Futures Price (RHS) USD per Bushel

10 (1) Advantage per tonne based on annualized costs including settled feedstock prices through January 2022 and from February 2023 to December 2023 based on forward curve and projections as of February 13, 2023; Coal MMBtu price includes efficiency factor of 1.3 (additional coal requires hydrogen yield equivalent to feedstock natural gas) (2) North American production assumed to be 37.2 MMBtu per tonne of ammonia for feedstock and fuel, European production assumed at 37.8 MMBtu per tonne for feedstock and fuel, Chinese production assumed to be 1.2 tonnes of coal and 1300 KWH for feedstock and power (3) Forecast Chinese anthracite coal prices are derived from thermal prices in Wood Mackenzie’s China Coal Short Term Outlook™ Note: dotted lines represent forward price curves Source: ICE, Bloomberg, SX Coal, Wood Mackenzie, CF Analysis Energy forward spreads support North American margin advantage in 2023 compared to Europe and Asian producers Global Energy Price 2020-2023F USD/tonne North American Production Margin Advantage(1) 0 10 20 30 40 50 60 70 80 90 100 2020 2021 2022 2023 Henry Hub natural gas TTF natural gas Chinese anthracite coal - lump JKM natural gas 0 200 400 600 800 1,000 1,200 1,400 1,600 Ammonia(2) Urea TTF Anthracite(3) ’19 ’20 ’21 ’22F ’23F TTF Anthracite USD/MMBtu Spreads projected to remain wide through 2023 F The data and information provided by Wood Mackenzie should not be interpreted as advice and you should not rely on it for any purpose. You may not copy or use this data and information except as expressly permitted by Wood Mackenzie in writing. To the fullest extent permitted by law, Wood Mackenzie accepts no responsibility for your use of this data and information except as specified in a written agreement you may have entered into with Wood Mackenzie for the provision of such data and information Versus: ’19 ’20 ’21 ’22F ’23F ‘19 ‘20 ’21 ’22F ’23F ‘19 ’20 ’21 ’22F ’23F

11 Chinese urea export constraints continue to limit volumes available for trade Sources: Industry Publications, CF analysis, 2023E CF estimate 0 1 2 3 4 5 6 7 2017 2018 2019 2020 2021 2022 2023E Chinese Urea Exports Jan-Aug Sep-Dec Million metric tons (MMT) Estimated 2-3MMT

12 Resilient import demand in India and Brazil, lower volumes in developing countries in 2022 (1) Rest of Asia Includes Southeast Asia and East Asia, excludes India, Pakistan and Bangladesh (2) Rest of Latin America includes Caribbean, Central, and South America, excludes Brazil Source: CRU Urea Market Forecast as of December 16, 2022, India DOF, FAI, Trade Data Monitor, industry publications 0 2 4 6 8 10 12 2013 2015 2017 2019 2021 0 2 4 6 8 10 12 2013 2015 2017 2019 2021 India Imports Million metric tons Brazil Imports Million metric tons 0 1 2 3 4 5 6 7 8 2013 2015 2017 2019 2021 0 1 2 3 4 5 6 7 8 2013 2015 2017 2019 2021 Rest of Asia(1) Imports Million metric tons Rest of Latin America(2) Imports Million metric tons +36% (6)% (11)% (26)%

13 Capital management Capital structure and allocation Clean energy initiatives Capital expenditures Committed to maintaining investment grade ratings through the cycle Repurchased ~14.9 million shares for $1.35 billion during 2022 Company expects to fund blue/green ammonia projects with cash on hand CF Industries’ Board of Directors authorized a new $3 billion share repurchase program through 2025, which will commence upon completion of current program Signed a memorandum of understanding with JERA Co., Inc., Japan’s largest energy generator, regarding the supply of up to 500,000 metric tons per year of clean ammonia beginning in 2027 for the world’s first commercial scale ammonia co-firing operations CF Industries and Mitsui & Co. Ltd. signed a joint development agreement for proposed plans for an export-oriented facility to produce blue ammonia in the U.S. and continue to progress a FEED study. Expected FID on the proposed facility 2H 2023 CF Industries has entered into a commercial agreement with ExxonMobil to transport and permanently store up to 2 million tons of CO2 emissions annually from its Donaldsonville Complex Equipment fabrication and site work has begun for installation of the new electrolyzer unit at Donaldsonville; once complete the project will enable the Company to produce ~20k tons of green ammonia per year Capital expenditures (capex) in Q4 and FY 2022 were $134 million and $453 million, respectively The Company expects capex for full year 2023 to be in the range of $500-$550 million 2023 capex includes expenditures related to the Company’s clean energy initiatives

14 Tight global supply/demand balance into 2025 Global nitrogen price dynamics Global nitrogen supply/demand Global energy differentials Global nitrogen supply/demand balance to remain tight into 2025 due to agriculture-led demand and forward energy curves that point to challenging production economics for producers in Europe and Asia Global nitrogen demand driven by the need to replenish global grain stocks, which has supported high prices for corn, wheat and canola Global nitrogen supply availability loosened in the fourth quarter due to weak industrial demand in Europe and Asia, delayed purchasing in the agriculture sector and a partial recovery of European ammonia operating rates. Management expects global trade flows to continue to adjust to market dynamics that have affected global supply availability over the previous 18 months North America: farm economics are expected to remain positive for 2023, supported by strong crop futures prices and improving yields, assuming a return to normal weather conditions India: expected to continue to be one of the world’s largest importers of urea in 2023 Brazil: management expects demand for urea imports to remain strong in 2023 due to high crop prices, increases in planted acres and improved farm income levels Europe: higher-than-normal levels of nitrogen imports into Europe expected in 2023 due to lower-than-normal ammonia operating rates in the region China: urea exports remain low due to government measures to promote domestic availability and affordability; 2-3M metric tons expected for export in 2023, returning to 3-5M metric ton range if government measures loosen Russia: ammonia exports were significantly lower in 2022 compared to prior years due to Russia’s invasion of Ukraine; exports of other nitrogen products at near-normal levels Forward energy curves continue to suggest that wider differentials between North America and Europe/Asia will persist; supporting significant margin opportunities for low-cost North American producers European production economics continue to favor importing ammonia to manufacture upgraded products for facilities able to do so

Significant progress to support our commitment to a Clean Energy Economy


2023
2024
2025
2027
Decarbonization
Organic Growth
Clean Energy Demand
Purchased 2.2 billion cubic feet of natural gas certified by MiQ
Initiated
Donaldsonville green ammonia
Engineering activities progress
Expected project completion
Donaldsonville blue ammonia
Engineering activities progress
Early 2025 project start-up
Blue ammonia JV w/Mitsui
FEED study commenced
FID expected 2H 2023
Estimated completion ~4 years from FID
JERA clean ammonia supply
Signed MOU
Potential supply of up to ~500k metric tons/year of clean ammonia to JERA

15

16 (1) Source of data: December 16, 2022 CRU Ammonia Database (2) Represents CF Industries historical North American production and CRU’s capacity estimates for CF Industries (3) Calculated by removing CF Industries’ annual reported production and capacity from the CRU data for all North American ammonia production peer group (4) ~0.9 million tons represents the difference between CF Industries’ actual trailing 5-year average ammonia production of 9.2 million tons at 96% of capacity utilization and the 8.3 million tons CF Industries would have produced if operated at the 86% CRU North American benchmark excluding CF Industries Note: CRU North American peer group includes AdvanSix, Austin Powder (US Nitrogen), Carbonair, CF Industries, Chevron, CVR Partners, Dakota Gasification Co, Dyno Nobel, Fortigen, Incitec Pivot, Koch Industries, LSB Industries, LSB Industries/Cherokee Nitrogen, Mississippi Power, Mosiac, Nutrien, OCI N.V., RenTech Nitrogen, Sherritt International Corp, Shoreline Chemical, Simplot, Yara International North American Ammonia Percent of Capacity Utilization (1) 5-Year Rolling Avg. Percent of Capacity CF’s 10% greater capacity utilization yields an additional ~0.9 million tons of ammonia annually(4) Outstanding safety performance drives industry leading production capacity utilization 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 2011 2012 2014 2016 2018 2020 2022 Total injuries per 200,000 work hours Total Recordable Incident Rate BLS Fertilizer Manufacturing CF Industries CF Industries safety performance greatly exceeds industry average 97% 96% 96% 85% 84% 86% 80% 82% 84% 86% 88% 90% 92% 94% 96% 98% 100% Five Years Ending 2020 Five Years Ending 2021 Five Years Ending 2022 CF North America (2) North America Excl. CF (3)

Appendix

CF Industries Adjusted EBITDA sensitivity table Table illustrates the CF Industries business model across a broad range of industry conditions $50/ton urea realized movement implies ~$700M change in EBITDA on an annual basis (1) Based on 2022 sales volumes of approximately 18.3 million product tons, 2022 gas consumption of 331 million MMBtus and 2022 nitrogen product sales price relationships for Ammonia, Urea, AN, and Other and 2021 - 2022 average nitrogen product sales relationship for UAN. Changes in product prices and gas costs are not applied to the CHS minority interest or industrial contracts where CF Industries is naturally hedged against changes in product prices and gas costs (2) Assumes that a $50 per ton change in urea prices is also applied proportionally to all nitrogen products and is equivalent to a $34.78 per ton change in UAN price, $36.96 per ton change in AN price, $89.14 per ton change in ammonia price, and $21.20 per ton change in the price of the Other segment EBITDA Sensitivity to Natural Gas and Urea Prices(1) $ billions CF Realized Natural Gas Cost ($/MMBtu) CF Realized Urea Price ($/ton)(2) 2.00 2.50 3.00 3.50 4.00 4.50 5.00 5.50 6.00 $300 $2.2 $2.0 $1.9 $1.8 $1.6 $1.5 $1.4 $1.2 $1.1 $350 $2.9 $2.7 $2.6 $2.5 $2.3 $2.2 $2.1 $1.9 $1.8 $400 $3.6 $3.4 $3.3 $3.2 $3.0 $2.9 $2.8 $2.6 $2.5 $450 $4.3 $4.1 $4.0 $3.9 $3.7 $3.6 $3.5 $3.3 $3.2 $500 $5.0 $4.8 $4.7 $4.6 $4.4 $4.3 $4.2 $4.0 $3.9 $550 $5.6 $5.5 $5.4 $5.3 $5.1 $5.0 $4.9 $4.7 $4.6 $600 $6.3 $6.2 $6.1 $6.0 $5.8 $5.7 $5.6 $5.4 $5.3 $650 $7.0 $6.9 $6.8 $6.6 $6.5 $6.4 $6.3 $6.1 $6.0

19 Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA (1) Loan fee amortization is included in both interest expense – net and depreciation and amortization In millions Q4 2022 Q4 2021 FY 2022 FY 2021 Net earnings $ 1,009 $ 859 $ 3,937 $ 1,260 Less: Net earnings attributable to noncontrolling interest (149) (154) (591) (343) Net earnings attributable to common stockholders 860 705 3,346 917 Interest expense – net (34) 43 279 183 Income tax provision 245 226 1,158 283 Depreciation and amortization 198 238 850 888 Less other adjustments: Depreciation and amortization in noncontrolling interest (22) (23) (87) (95) Loan fee amortization(1) (1) (1) (4) (4) EBITDA $ 1,246 $ 1,188 $ 5,542 $ 2,172 Unrealized net mark-to-market loss on natural gas derivatives 80 43 41 25 (Gain) loss on foreign currency transactions, including intercompany loans (10) 1 28 6 U.K. goodwill impairment - 26 - 285 U.K. long-lived and intangible asset impairment - - 239 236 U.K. operations restructuring 1 - 19 - Unrealized gain on embedded derivative liability (14) - (14) - Pension settlement loss and curtailment gains – net (7) - 17 - Loss on debt extinguishment - - 8 19 Total adjustments 50 70 338 571 Adjusted EBITDA $ 1,296 $ 1,258 $ 5,880 $ 2,743

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA, continued

In millions	FY 2020	FY 2019	FY 2018
Net earnings	$ 432	$ 646	$ 428
Less: Net earnings attributable to noncontrolling interests	(115)	(153)	(138)
Net earnings attributable to common stockholders	317	493	290
Interest expense – net	161	217	228
Income tax provision	31	126	119
Depreciation and amortization	892	875	888
Less other adjustments:			
Depreciation and amortization in noncontrolling interests[(1)]	(80)	(82)	(87)
Loan fee amortization[(2)]	(5)	(9)	(9)
EBITDA	**$ 1,316**	**$ 1,620**	**$ 1,429**
Unrealized net mark-to-market (gain) loss on natural gas derivatives	(6)	14	(13)
COVID impact: Special COVID-19 bonus for operational workforce	19	-	-
COVID impact: Turnaround deferral[(3)]	7	-	-
Loss (gain) on foreign currency transactions, including intercompany loans	5	(1)	(5)
Engineering cost write-off[(4)]	9	-	-
Loss on sale of surplus land	2	-	
Gain on sale of Pine Bend facility	-	(45)	-
Property insurance proceeds[(5)]	(2)	(15)	(10)
Costs related to acquisition of TNCLP units	-	-	2
PLNL tax withholding charge[(6)]	-	16	-
Loss on debt extinguishment	-	21	-
Total adjustments	34	(10)	(26)
Adjusted EBITDA	**$ 1,350**	**$ 1,610**	**$ 1,403**

(1) For the year ended December 31, 2019, amount relates only to CF Industries Nitrogen, LLC (CFN). For the year ended December 31, 2018, amount includes CFN and Terra Nitrogen Company, L.P. (TNCLP), as we purchased the remaining publicly traded common units of TNCLP on April 2, 2018

(2) Loan fee amortization is included in both interest expense – net and depreciation and amortization

(3) Represents expense incurred due to the deferral of certain plant turnaround activities as a result of the COVID-19 pandemic

(4) Represents costs written off upon the cancellation of a project at one of our nitrogen complexes

(5) Represents proceeds related to a property insurance claim at one of the Company's nitrogen complexes

(6) Represents a charge in the year ended December 31, 2019 on the books of Point Lisas Nitrogen Limited (PLNL), the Company's Trinidad joint venture for a tax withholding matter; amount reflects our 50 percent equity interest in PLNL

CF 20

Non-GAAP: reconciliation of cash from operations to free cash flow and free cash flow yield

In millions, except percentages, share price, and ratios	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	
Cash provided by operating activities	$ 1,497	$ 1,505	$ 1,231	$ 2,873	$ 3,855	(4)
Capital expenditures	(422)	(404)	(309)	(514)	(453)	
Distributions to noncontrolling interests	(139)	(186)	(174)	(194)	(619)	
Free cash flow	$ 936	$ 915	$ 748	$ 2,165	$ 2,783	(4)
Free cash flow yield[1]	9.7%	8.9%	9.0%	14.7%	16.7%	(4)
Shares outstanding as of period end	222.8	216.0	214.0	207.6	195.6	
Share price as of period end – US dollars[2]	43.51	47.74	38.71	70.78	85.20	
Market Cap	$ 9,694	$ 10,312	$ 8,284	$ 14,694	$ 16,665	
Adjusted EBITDA	1,403	1,610	1,350	2,743	5,880	
Free cash flow to Adjusted EBITDA conversion[3]	67%	57%	55%	79%	47%	(4)

(1) Represents annual free cash flow divided by market value of equity (market cap) as of December 31st for each year
(2) Source Capital IQ
(3) Represents annual free cash flow divided by annual adjusted EBITDA
(4) Includes the impact of $491M of tax and interest payments related to a dispute between Canadian and U.S. tax authorities dating back to the early 2000s; Cash provided by operating activities, free cash flow, free cash flow yield and free cash flow to adjusted EBITDA conversion excluding the impact of such is $491M is equal to $4.35B, $3.27B, 19.6% and 56%, respectively. The Company is filing amended tax returns in the U.S. seeking refunds of related taxes paid.

CF 21